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                                                                 Exhibit 3(a)(1)
                                                                 ---------------


                    Certificate of Amendment by Shareholders
                  to Articles of The Scotts Company reflecting
                   adoption of amendment to Article FOURTH of
                    Amended Articles of Incorporation by the
                      shareholders of The Scotts Company on
                         January 18, 2001, as filed with
                   Ohio Secretary of State on January 18, 2001



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[SECRETARY OF STATE       PRESCRIBED BY J. KENNETH BLACKWELL
 OF OHIO SEAL LOGO]                                         Expedite this form
                                                                  [X] Yes

                          Please obtain fee amount and mailing instructions from the FORMS INVENTORY LIST (using the 3 digit form # located at the bottom of this form). To obtain the FORMS INVENTORY LIST or for assistance, please call Customer Service:
                          Central Ohio: (614)-466-3910
                          Toll Free: 1-877-SOS-FILE  (1-877-767-3453)

                            CERTIFICATE OF AMENDMENT
                         BY SHAREHOLDERS TO ARTICLES OF

                               The Scotts Company
--------------------------------------------------------------------------------
                              (Name of Corporation)
                                     878361
                      -----------------------------------
                                (charter number)

                             G. Robert Lucas, who is the  Secretary
     ---------------------------------------             ------------------
                   (name)                                     (title)
of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

[X] a meeting of the shareholders was duly called and held on January 18, 2001 , at which meeting a quorum the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise ___% of the voting power of the corporation,

[ ] in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

         RESOLVED, that Article FOURTH of the Company's Amended Articles of Incorporation be, and it hereby is, amended in its entirety to read as set forth on page 12 of the definitive printed proxy statement delivered to the shareholders in connection with this meeting and presented to the shareholders at this meeting, which amendment shall be included in Exhibit B to the minutes of this meeting.
         [See Exhibit A, attached hereto for the text of the amendment to Article FOURTH as adopted in the foregoing resolution.]


IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the
corporation, has hereunto subscribed     his    name on January 18, 2001
                                      ---------         ----------------
                                      (his/her)              (date)

                                   Signature: /s/ G. Robert Lucus
                                             -----------------------------------

                                       Title:             Secretary
                                             -----------------------------------

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                                    EXHIBIT A


         FOURTH: The authorized number of shares of the corporation shall be One Hundred Million, One Hundred and Ninety-Five Thousand (100,195,000), consisting of One Hundred Million (100,000,000) common shares, each without par value, and One Hundred and Ninety-Five Thousand (195,000) preferred shares, each without par value.

         The directors of the corporation are authorized to adopt amendments to the Amended Articles of Incorporation in respect of any unissued preferred shares and thereby to fix or change, to the fullest extent now or hereafter permitted by Ohio law: the division of such shares into series and the designation and authorized number of shares of each series; the dividend or distribution rights; dividend rate; liquidation rights, preferences and price; redemption rights and price; sinking fund requirements; voting rights; pre-emptive rights; conversion rights; restrictions on issuance of shares; and such other rights, preferences and limitations as shall not be inconsistent with this Article FOURTH.